UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2014 (August 4, 2014)

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On the date indicated below, Inland Real Estate Income Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”) acquired the following property. For purposes of this table, dollar amounts are stated in millions, except for per square foot amounts:

Property Name	Date Acquired	Total Square Feet or Number of Units	Approx. Purchase Price Paid at Closing	Cap Rate (1)	Approx. Annualized Base Rent (2)	Average Annualized Base Rent per Square Foot (2)	Average Remaining Lease Term in Years	Economic Occupancy (3)	Physical Occupancy
Harris Plaza Layton, UT	8/4/2014	123,890	$27.4	6.61%	$1.8	$16.38	5 years	95.4%	90.2%

(1)	We determine capitalization rate, or “cap rate,” by dividing the property’s annualized net operating income (“NOI”), existing at the date of acquisition, by the contract purchase price of the property paid at the date of acquisition (excluding amounts payable under earnout agreements as of the date of acquisition). NOI consists of, for these purposes, rental income and expense reimbursements from in-place leases, including master leases, if any, reduced by operating expenses and existing vacancies.
(2)	Annualized base rent is calculated by annualizing the current, in-place monthly base rent for leases at the time of acquisition, including any tenant concessions, such as rent abatement or allowances, that may have been granted.
(3)	As used herein, economic occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of its lease agreement, regardless of the actual use or occupation by that tenant of the area being leased. Additionally, it includes the 3,835 square feet of existing unoccupied space subject to the earnout agreement as of the date of acquisition.

Harris Plaza. On August 4, 2014, we, through IREIT Layton Pointe, L.L.C. (the “Harris Plaza Subsidiary”), a wholly owned subsidiary formed for this purpose, acquired a fee simple interest in a 123,890 square foot retail center known as Harris Plaza, located in Layton, Utah. We purchased this property from Layton Pointe, L.C. and Eagle Pointe Financial Group, Inc., each an unaffiliated third party, for approximately $27.4 million, plus closing costs, of which approximately $27.1 million was funded at the initial closing. As described below, the acquisition is subject to an earnout component to the purchase price, meaning we did not pay approximately $320,000 of the purchase price of the property at closing, although we will own the entire property. We estimate that closing costs will equal $100,000. We expect to pay our Business Manager an acquisition fee of approximately $410,000. The seller had previously entered into a purchase agreement with our Business Manager which our Business Manager assigned to the Harris Plaza Subsidiary at closing. We funded 100% of the purchase price paid at the closing with proceeds from our offering.

The items that we considered in determining to acquire Harris Plaza included, but were not limited to, the following:

•	The property is located near the Hill Air Force Base and Freeport Center (two of the largest employment centers in Utah) and serves residents of Layton and Clearfield, Utah.
•	The property is 95.4% leased and 90.2% occupied as of August 8, 2014.
•	We believe the property is well situated in Layton, Utah. Within a three and five mile radius of the property the current population is approximately 80,000 and 167,000, respectively, and the average household income within the same radii is over $64,000 and $74,000, respectively.
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As of August 4, 2014, Harris Plaza was 90.2% occupied and 95.4% leased to 15 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 5 years. There are three tenants occupying greater than 10% of the total gross leasable area of the property. Ross Dress for Less, a national off-price retailer, leases 30,187 square feet, or approximately 24.4% of the total gross leasable area of the property, and pays annual base rent of approximately $331,000, or approximately 18.1% of total annual base rent of the property based on leases in place as of August 4, 2014. Ross Dress for Less’ lease expires on January 31, 2019, and there are five 5-year renewal options with escalating rents, which may be exercised at the option of Ross Dress for Less as set forth in the lease. Bed Bath & Beyond, a national domestic merchandise retail store, leases 25,000 square feet, or approximately 20.2% of the total gross leasable area of the property, and pays annual base rent of approximately $200,000, or approximately 10.9% of total annual base rent of the property based on leases in place as of August 4, 2014. Bed Bath & Beyond’s lease expires on January 31, 2021, and there are five 5-year renewal options with escalating rents, which may be exercised at the option of Bed Bath & Beyond as set forth in the lease. Petco, a pet specialty retailer, leases 13,500 square feet, or approximately 10.9% of the total gross leasable area of the property, and pays annual base rent of approximately $223,000, or approximately 12.2% of total annual base rent of the property based on leases in place as of August 4, 2014. Petco’s lease expires on January 31, 2018, and there are two 5-year renewal options with escalating rents, which may be exercised at the option of Petco as set forth in the lease. The other tenants leasing at least 2,000 square feet are Shoe Carnival, Dress Barn, Mimi’s Café, Café Rio, Sonic (ground lease), Café Zupas, Five Guys, Noodles & Company, Rumbi Island Grill and Peerless Beauty Supply.

The acquisition is subject to an earnout component to the purchase price, meaning we did not pay approximately $320,000 of the purchase price of the property at closing, although we will own the entire property. We are not obligated to pay this contingent portion of the purchase price unless 3,835 square feet of existing vacant space, which was not leased at the time of acquisition, is leased by December 31, 2014. If at the end of the time period, the earnout space is not leased, occupied and rent producing, we will have no further obligation to pay any additional purchase price consideration and will retain ownership of the entire property.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023 and the approximate rentable square feet represented by the applicable lease expirations at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2014	-	-	-	-
2015	3	10,075	290,595	15.6%
2016	3	6,246	155,455	9.8%
2017	1	7,100	92,300	6.5%
2018	1	13,500	222,750	16.6%
2019	2	33,632	424,048	37.7%
2020	1	1,500	30,000	4.2%
2021	2	27,645	266,919	38.6%
2022	1	12,100	163,350	38.5%
2023	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.
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The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	95.4%	$15.27
2012	98.5%	$15.22
2011	92.8%	$15.32
2010	89.3%	$15.05
2009	63.5%	$15.83

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are three and six competitive shopping centers located within approximately three and five miles of the property, respectively.

Real estate taxes assessed for the fiscal year ended December 31, 2013, were approximately $218,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 1.4814%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the agreements attached to this Current Report as Exhibits 10.1, 10.2, 10.3 and 10.4, which are incorporated into this Item 2.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

10.1	Letter Agreement, dated as of June 24, 2014, by and between LAYTON POINTE L.C. and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment to Agreement between the same parties, dated as of July 31, 2014

10.2	Assignment and Assumption of Letter Agreement, dated as of August 4, 2014, by and between Inland Real Estate Acquisitions, Inc. and IREIT Layton Pointe, L.L.C.

10.3	Assignment and Assumption of Leases, dated as of August 4, 2014, by and between LAYTON POINTE L.C. and EAGLE POINTE FINANCIAL GROUP, INC. and IREIT LAYTON POINTE, L.L.C.

10.4	Post Closing and Indemnity Agreement, dated as of August 4, 2014, by LAYTON POINTE L.C. and EAGLE POINTE FINANCIAL GROUP, INC. and IREIT LAYTON POINTE, L.L.C.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	August 8, 2014	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated as of June 24, 2014, by and between LAYTON POINTE L.C. and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment to Agreement between the same parties, dated as of July 31, 2014

10.2	Assignment and Assumption of Letter Agreement, dated as of August 4, 2014, by and between Inland Real Estate Acquisitions, Inc. and IREIT Layton Pointe, L.L.C.

10.3	Assignment and Assumption of Leases, dated as of August 4, 2014, by and between LAYTON POINTE L.C. and EAGLE POINTE FINANCIAL GROUP, INC. and IREIT LAYTON POINTE, L.L.C.

10.4	Post Closing and Indemnity Agreement, dated as of August 4, 2014, by LAYTON POINTE L.C. and EAGLE POINTE FINANCIAL GROUP, INC. and IREIT LAYTON POINTE, L.L.C.

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